                                                                      EXHIBIT 23





                          INDEPENDENT AUDITORS' REPORT





We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated March 25, 2003 appearing in this Annual Report on Form 10-K/A of RTW, Inc. for the year ended December 31, 2001.




/s/  ERNST & YOUNG LLP

Minneapolis, Minnesota
March 26, 2003